Exhibit 10.1

GREEN PLAINS SPE LLC,

as the Issuer

JUNIOR SECURED MEZZANINE NOTES DUE 2026

NOTE PURCHASE AGREEMENT

Dated as of February 9, 2021

each of the PURCHASERS party hereto

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TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS...................................................................................1

Section 1.1Defined Terms.1

Section 1.2Interpretive Provisions.4

Section 1.3References to Agreements and Laws.4

Section 1.4Times of Day.4

Section 1.5Timing of Payment or Performance.4

ARTICLE 2 AUTHORIZATION AND ISSUANCE OF NOTES.............................................................................5

Section 2.1Authorization of Issue.5

Section 2.2Sale and Purchase of the Notes.5

Section 2.3Closing.5

ARTICLE 3 CONDITIONS PRECEDENT TO ISSUANCE OF NOTES.....................................................................5

Section 3.1Conditions to Issuance of Notes.5

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.....................................................................................7

Section 4.1Corporate Status.7

Section 4.2Power and Authority; Enforceability.7

Section 4.3No Violation.7

Section 4.4Litigation.8

Section 4.5Margin Regulations.8

Section 4.6Governmental Approvals.8

Section 4.7Investment Company Act.8

Section 4.8Solvency.8

Section 4.9Sanctions8

Section 4.10AML Legislation; Anti-Corruption8

Section 4.11SEC Reports8

Section 4.12Securities Law8

Section 4.13Commodity Exchange Act.9

Section 4.14Real Property and related Representations and Warranties9

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS...........................................12

Section 5.1Securities Representations.12

ARTICLE 6 OTHER COVENANTS.........................................................................................................13

Section 6.1Rule 144A.13

Section 6.2DTC Eligibility.13

ARTICLE 7 EXPENSES AND INDEMNIFICATION.......................................................................................13

Section 7.1Expenses and Taxes.13

Section 7.2Indemnification13

Section 7.3Survival.14

Section 7.4Portfolio Interest14

Section 7.5Taxes.14

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ARTICLE 8 MISCELLANEOUS.............................................................................................................15

Section 8.1Notices.15

Section 8.2Benefit of Agreement and Assignments.15

Section 8.3No Waiver; Remedies Cumulative.15

Section 8.4Amendments, Waivers and Consents.15

Section 8.5Counterparts.16

Section 8.6Reproduction.16

Section 8.7Headings.16

Section 8.8Survival of Covenants and Indemnities.16

Section 8.9governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.16

Section 8.10Severability.17

Section 8.11Entirety.17

Section 8.12Survival of Representations and Warranties.17

Section 8.13Construction.17

Section 8.14Incorporation.18

Section 8.15Currency.18

Section 8.16Patriot Act 18

Section 8.17Further Assurances18

Section 8.18No Fiduciary Duties18

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This NOTE PURCHASE AGREEMENT (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, this “Agreement”), dated as of February 9, 2021 (the “Effective Date”), among GREEN PLAINS SPE LLC, a Delaware limited liability company (“Issuer”), GREEN PLAINS INC., an Iowa corporation (“Guarantor” and, together with the Issuer, collectively, the “Obligors”), and each Purchaser party hereto.

PRELIMINARY STATEMENTS

WHEREAS, as of the Effective Date, the Issuer and Guarantor entered into that certain Indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee for the benefit of the Holders (“Trustee”), which provides for the issuance by the Issuer of those certain Junior Secured Mezzanine Notes due 2026 (herein, the “Notes”);

WHEREAS, the Issuer desires to sell to those certain Persons listed on Schedule 1 (collectively, the “Initial Purchasers”), and the Initial Purchasers desire to purchase from the Issuer, the Notes on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the Issuer, Guarantor and Initial Purchasers covenant and agree as follows:

ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Defined Terms.  Capitalized terms used (including in the preamble and in the preliminary statements hereto), but not defined, herein shall have the respective meanings ascribed thereto in the Indenture.  As used in this Agreement (including in the preamble and in the preliminary statements hereto ), the following terms shall have the meanings set forth below:

“Agreement” has the meaning set forth in the preamble.

“AML Legislation” means, collectively, the Bank Secrecy Act, the Patriot Act, the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing and “know your client” policies, regulations, laws or rules.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Obligors or any of its or their respective Subsidiaries from time to time concerning or that prohibit bribery or corruption, including without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and other similar legislation in any other jurisdictions in which an Obligor or any Subsidiary of any Obligor has operations.

“Applicable Law” means, with respect to any Person, property, conduct, transaction, agreement or other matter, all laws, rules, regulations and governmental guidelines applicable thereto, including all applicable statutory law and common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (having the force of law).

“Change in Law” has the meaning set forth in Section 7.6(a).

“Closing Date” means the Effective Date.

“Closing Location” has the meaning set forth in Section 2.3(a)(i).

“DTC Agreement” means that certain letter of representations, dated as of February 3, 2021, between the Issuer and DTC.

“Excluded Taxes” means (a) any Taxes measured by or imposed upon the net income of any agent or Initial Purchaser or its applicable lending office, or any branch or affiliate thereof, and all franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any such agent or Initial Purchaser or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such agent or Initial Purchaser, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such Tax and such agent or Initial Purchaser, applicable lending office, branch or affiliate other than a connection arising solely from such agent or Initial Purchaser having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes, and (b) any Tax imposed by FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the Closing Date (and any amended or successor provisions that are substantially comparable), and any regulations or other administrative authority promulgated thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Code as in effect on the Closing Date (or any amended or successor provisions that are substantially comparable).

“Indemnified Liabilities” has the meaning set forth in Section 7.2(a).

“Indemnitees” has the meaning set forth in Section 7.2(a).

“Indenture” has the meaning set forth in the preliminary statements hereto.

“Initial Purchasers” has the meaning set forth in the preliminary statements hereto.

“Issuance Notice” means a notice in the form of Exhibit B hereto.

“Issuer” has the meaning set forth in the preamble hereto.

“Non-Excluded Taxes” means all taxes other than Excluded Taxes.

“Notes” has the meaning set forth in the preliminary statements hereto.

“Organizational Documents” has the meaning set forth in the Pledge Agreement.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Person” means any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

“Plan Asset Regulation” has the meaning set forth in Section 5.1(f).

“Purchase Price” has the meaning set forth in Section 2.2(a).

“Purchaser” means the Initial Purchasers and any other Person that holds a Note from time to time pursuant to the Note Documents.

“Qualified Institutional Buyer” means any Person that is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Restricted Party” means any Person that is: (a) listed on, or owned or controlled by a Person listed on, any Sanctions List; (b) located in, organized under the laws of, or domiciled in a Sanctioned Country; or (c) otherwise a target of Sanctions (“target of Sanctions” signifies a Person with whom a person subject to the jurisdiction of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business, or other activities).

“Rule 501” means Rule 501 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 502(c)” means Rule 502(c) under the Securities Act (or any successor provision), as it may be amended from time to time.

“Sanctioned Country”  means any country or territory that is the target of comprehensive, country-wide or territory-wide Sanctions (including the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctions” means any applicable financial or economic sanction administered or enforced by a Sanctions Authority.

“Sanctions Authority” means (a) the U.S. Government; (b) the Government of Canada; (c) the United Kingdom; (d) the United Nations; (e) the European Union; or (f) the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State, the United States Department of Commerce, and Her Majesty’s Treasury.

“Sanctions List” means the List of Specially Designated Nationals and Blocked Persons and the Sectoral Sanctions Identifications lists administered by OFAC, the Nonproliferation Sanctions List administered by the U.S. Department of State, the Consolidated List of Financial Sanctions Targets administered by Her Majesty’s Treasury, the Government of Canada or any similar list or public designation of Sanctions issued or maintained or made public by any other Sanctions Authority, each as amended, supplemented, or substituted from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Solvent” and “Solvency” means, with respect to each Obligor and its Subsidiaries, that (a) the sum of the liabilities (including contingent liabilities) of such Obligor and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of such Obligor and its Subsidiaries, on a consolidated basis; (b) the fair value of the property of such Obligor and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of such Obligor and its Subsidiaries, on a consolidated basis; (c) the capital of such Obligor and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their respective businesses as contemplated on the Effective Date; and (d) such Obligor and its Subsidiaries, on a consolidated basis, have not incurred, and do not intend to incur or believe that they will incur, debts (including current obligations) beyond their ability to pay such debts as the same become due (whether upon the maturity thereof or otherwise).

“Trustee” has the meaning set forth in the preliminary statements hereto.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

Section 1.2 Interpretive Provisions. Unless otherwise specified herein:
(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to this Agreement (unless otherwise specified herein).
(d) The term “including” means by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 1.3 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organizational Documents, Note Documents and other agreements and contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereof and thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications (as applicable) are not prohibited by any terms of this Agreement or any of the other Note Documents; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

Section 1.4 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time.

Section 1.5 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

ARTICLE 2 AUTHORIZATION, ISSUANCE AND SALE OF NOTES
Section 2.1 Authorization of Issue.

The Issuer shall authorize the issuance and sale of the Notes.  Each Note shall be in the form and substance provided in the Indenture.

Section 2.2 Sale and Purchase of the Notes.

(a) Subject to the terms and conditions of this Agreement, the Issuer shall issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, on the Closing Date, for a purchase price equal to one hundred percent (100%) of the principal amount thereof (the “Purchase Price”), the respective principal amounts of such Notes set forth opposite the names of each such Initial Purchaser on Schedule 1 hereto.

(b) The obligations of the Initial Purchasers to purchase and pay for the Notes hereunder are several and not joint and no Initial Purchaser shall have any liability to any Person for the performance or non-performance by any other Initial Purchaser in connection therewith.

Section 2.3 Closing.
(a) Closing of Purchase and Sale of Notes.
(i) The sale and purchase of the Notes shall occur shall occur at the offices of Milbank LLP, New York, New York (the “Closing Location”) on the Closing Date.

(ii) The Notes to be purchased by each Initial Purchaser hereunder from the Issuer shall be represented by one or more definitive Notes in book-entry form, which shall be deposited by or on behalf of the Issuer with DTC or its designated custodian.  On the Closing Date, the Issuer shall deliver the Notes to the Initial Purchasers by causing DTC to credit the Notes to the account of the Trustee, against payment by the Persons to whom delivery is made, of the Purchase Price therefor (as provided in Section 2.2, which Purchase Price is equal to the applicable portion of the principal amount of the Notes being purchased by each Initial Purchaser), by wire transfer of immediately available funds to such bank account or accounts as the Issuer may request in writing at least one (1) Business Day prior to the Closing Date.

(b) Failure to Deliver Notes.  If, on the Closing Date, the Issuer shall fail to deliver the Notes to the Initial Purchasers as provided in this Section 2.3 or any of the conditions specified in Section 3 shall not have been fulfilled to the applicable Initial Purchaser’s reasonable satisfaction or waived, then each Initial Purchaser as to which the conditions shall not have been met shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Initial Purchaser may have by reason of such failure or such non-fulfillment.

ARTICLE 3 CONDITIONS PRECEDENT TO ISSUANCE OF NOTES

Section 3.1 Conditions to Issuance of Notes. The obligation of each Initial Purchaser to purchase and pay for the Notes to be purchased by it on the Closing Date in accordance with this Agreement shall be subject to the satisfaction of each of the following conditions precedent (it being understood that, to the extent that any of the Initial Purchasers purchases any Notes on the Closing Date, then all of the Initial Purchasers must purchase the Notes pursuant to this Agreement on the Closing Date):

(a) The Initial Purchasers’ receipt of all of the following, each of which shall be in electronic form unless otherwise specified, each properly executed by an Officer of the applicable Obligor, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Initial Purchasers and their counsel:

(i) executed counterparts of the Indenture and each of the other Note Documents, each in a form reasonably acceptable to the Initial Purchasers;
(ii) one or more original Global Notes executed by the Issuer in accordance with the terms of the Indenture;

(iii) such customary certificates of resolutions or other corporate action, incumbency certificates and/or other certificates of an Officer of the Issuer, Guarantor or applicable PropCo (as applicable) as the Initial Purchasers may require and evidencing the identity, authority and capacity of each appropriate Officer thereof in connection with this Agreement and the other Note Documents and authorizing the execution, delivery and performance of the Note Documents and the Transaction, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(iv) such customary documents and certifications (including, without limitation, Organizational Documents) as the Initial Purchasers may reasonably require to evidence that the Trustee is duly organized or formed, and that the Trustee is validly existing and in good standing in its jurisdiction of incorporation; and

(v) opinions of Husch Blackwell LLP, as counsel to the Obligors, in each case addressed to the Trustee and each Initial Purchaser, as to matters agreed to among Milbank LLP, as counsel to the Initial Purchasers and Husch Blackwell LLP, as counsel to the Obligors, on or prior to the Closing Date.

(b) The Initial Purchasers shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as is reasonably requested in writing by the Initial Purchasers at least ten (10) Business Days prior to the Closing Date.

(c) All costs and expenses required to be paid or due to the Initial Purchasers in accordance with this Agreement shall have been paid in full in cash.
(d) The Initial Purchasers shall have received an executed Issuance Notice.
(e) The Notes shall be eligible for clearance and settlement through DTC.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants to the Purchasers as of the Closing Date that:

Section 4.1 Corporate Status. (a) Guarantor (i) is a duly incorporated and validly existing corporation in good standing under the laws of the State of Iowa and (ii) has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged; (b) Obion PropCo (i) is a duly organized or incorporated and validly existing limited liability company in good standing under the laws of the State of Tennessee and (ii) has the limited liability company power and authority to own its properties and assets (including, the applicable Property) and to transact the business in which it is engaged; (c) each of the Issuer and Mt. Vernon PropCo (i) is a duly organized or incorporated and validly existing limited liability company in good standing under the laws of the State of Delaware and (ii) has the limited liability company power and authority to own its properties and assets (including, with respect to Mt. Vernon PropCo, the applicable Property) and to transact the business in which it is engaged; and (d) each Obligor is duly qualified and is authorized to do business and in good standing (if applicable) in all jurisdictions where it is required to be so qualified.

Section 4.2 Power and Authority; Enforceability. Each Obligor and each PropCo has the corporate or limited liability company (as applicable) power and authority to execute, deliver and carry out the terms and provisions of the Note Documents to which it is a party and has taken all necessary corporate or limited liability company (as applicable) action to authorize the execution, delivery and performance of such Note Documents.  Each Obligor and each PropCo has duly executed and delivered and has stamped (where applicable) each Note Document to which it is a party and each such Note Document constitutes the legal, valid and binding obligation of such Obligor or PropCo, enforceable in accordance with its terms (in each case subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, arrangement or similar laws relating to or affecting creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).  The direction by the Issuer to the Trustee to execute, authenticate and deliver the Notes has been authorized by the Issuer, and the Notes, when executed and authenticated in the manner contemplated in the Indenture, shall be validly issued and outstanding and entitled to the benefits of the Indenture.  The Indenture constitutes a valid grant of a security interest to the Trustee for the benefit of the Holders in the Collateral pledged thereunder.

Section 4.3 No Violation. Neither the execution, delivery or performance by any Obligor or PropCo of the Note Documents to which it is a party nor the compliance by such Obligor or PropCo with the terms and provisions thereof nor the consummation of the Transaction shall (a) contravene any provision of any Applicable Law with respect to such Obligor or PropCo, (b) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon or with respect to any Property or any of the other properties or assets of such Obligor or PropCo pursuant to, the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Obligor or PropCo is a party or by which it or any of their respective properties or assets (including, without limitation, any applicable Property) is bound other than the Liens granted pursuant to the Note Documents, (c) violate any judgment, decree, writ, injunction, award, determination or order that is applicable to any Obligor or PropCo or any of their respective shareholders or members or its properties (including, without limitation, the Properties) or that affects or is binding upon any Obligor or PropCo or any of such shareholders, members or properties or (d) violate any provision of the Organizational Documents of such Obligor.

Section 4.4 Litigation.  There are no actions, suits, arbitrations or proceedings pending or, to the knowledge of such Obligor, threatened in writing with respect to such Obligor or any of its Subsidiaries, assets or properties (including, without limitation, the Properties) that could result in result in a material adverse effect upon any Obligor or its ability to perform any of its obligations under any of the Note Documents to which it is a party.

Section 4.5 Margin Regulations. No Obligor is engaged principally, as one or more of its important activities, in the business of extending credit for the purpose of purchasing any “margin stock” as defined in Regulation U.  Neither the sale of any Note hereunder nor the use of the proceeds thereof shall violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.6 Governmental Approvals. The execution, delivery and performance of each Note Document, and the enforcement thereof by the applicable counterparties to such Note Document of their rights thereunder, does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except to the extent that the same have been obtained or made and are in full force and effect.

Section 4.7 Investment Company Act. No Obligor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 4.8 Solvency.  Each Obligor and each PropCo is solvent and does not contemplate any pending insolvency or believe or have reason to believe that it will not be able to pay its debts and other obligations as they become due.

Section 4.9 Sanctions. No Obligor or PropCo (a) is a Restricted Party, (b) is engaged directly or knowingly indirectly in any dealings or transactions with any Restricted Party that would be prohibited by applicable Sanctions, or (c) is otherwise the target of any other applicable Sanctions.  Each relevant Obligor and each PropCo is and has been for the last five years in compliance, in all material respects, with applicable Sanctions.  No part of the proceeds of the Notes will be paid, directly or, knowingly, indirectly, to any Restricted Party or Sanctioned Country in violation of applicable Sanctions.

Section 4.10 AML Legislation; Anti-Corruption. Each relevant Obligor and each PropCo is and has been for the last five years in compliance, in all material respects, with (a) applicable AML Legislation, (b) the PATRIOT Act and (c) all applicable Anti-Corruption Laws.

Section 4.11 SEC Reports. Guarantor is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. All annual reports and other information, documentation and reports filed by Guarantor with the SEC, at the time they were filed with the SEC, complied, and on the date hereof do, and on the Closing Date shall, comply, in all material respects with the requirements of the Exchange Act and did not, and on the date hereof do not and on the Closing Date shall not, include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 4.12 Securities Laws.

(a) None of the Issuer or any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Securities

Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.  It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers to register any of the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(b) No securities of the Issuer, any Subsidiary of the Issuer or Guarantor are of the same or a similar class (with-in the meaning of Rule 144A under the Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(c) None of the Issuer, its Subsidiaries or the Guarantor, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act (“Regulation S”)) with respect to the Notes; the Issuer, its Subsidiaries or the Guarantor and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

Section 4.13 Commodity Exchange Act. Each Obligor is not and, after giving effect to the sale of the Notes pursuant to this Agreement, shall not be required to register under the Commodity Exchange Act of 1936, as amended, as a “commodity pool”.

Section 4.14 Real Property and related Representations and Warranties.

(a) Financial Statements The Issuer has furnished (and has caused each PropCo to furnish) to the Trustee (i) copies of the consolidated balance sheets, statements of operations and statements of cash flows of the Issuer and the PropCos as of December 31, 2020 and (ii) the unaudited December 31, 2020 financial statements of Guarantor (collectively, the “Historical Financials”).  The Historical Financials, including the related schedules and notes, are complete and correct and fairly present (A) the financial condition of Guarantor and the Obligors as of the date of such Historical Financials and (B) the results of the operations and changes in financial position of the Obligors for the applicable Fiscal Years included in such Historical Financials, all in conformity with GAAP, applied on a consistent basis (except as otherwise stated therein or in the notes thereto) throughout each applicable periods.

(b) No Material Changes. There has been no material adverse change in the business, operations, properties, assets, prospects or financial condition of the Obligors subsequent to December 31, 2020.

(c) Liens.  Schedule 3 sets forth a true, accurate and complete list of all Liens securing Indebtedness of any Obligor or otherwise encumbering any portion of the Collateral, other than Liens granted to the Trustee for the benefit of the Holders pursuant to the Collateral Documents.

(d) Organization, Authority and Good Standing; Subsidiaries. The organizational chart attached hereto as Schedule 4, relating to the Obligors (including each Guarantor) is true, complete and correct on and as of the Effective Date and shows all Persons holding a direct or indirect ownership interest in such Obligor.  The Issuer has furnished to the Trustee true and complete copies of all of the Organizational Documents of each Obligor, which Organizational Documents have been duly and validly executed and delivered, are in full force and effect and are binding upon and enforceable against the Obligors and their respective owners in accordance with the respective terms thereof. The Issuer has taken (and caused each PropCo to take) all actions required to empower and authorize each Obligor to execute and deliver the Note Documents to which it is a party.  All such ownership interests are free and clear of all Liens (other than Permitted Encumbrances), have been duly acquired and are fully paid and non-assessable.  No Person has any contractual or other right, contingent or otherwise, to purchase any such ownership interests.

(e) Title to Properties.  Each PropCo has good and marketable fee simple title to its applicable Property and good and marketable title to all other material property reflected on the financial statements of Guarantor and the Obligors as of December 31, 2020, or acquired by such PropCo thereafter, except, in each case, for any such properties (other than, for the avoidance of doubt, the Properties) sold or otherwise disposed of subsequent to such date in the ordinary course of such PropCo’s business.  Neither the Issuer nor any PropCo is obligated under any right of first refusal, right of first offer, purchase option or other right to sell, assign or otherwise transfer any Property or other material property of such PropCo or any portion thereof or interest therein.

(f) Subordinated Debt. Neither the Issuer nor any PropCo has any Indebtedness (other than Other Permitted Debt).

(g) Licenses.  Each Obligor possesses all trademarks, trade names, copyrights, patents, governmental licenses, franchises, certificates, consents, permits and approvals necessary to enable such Obligor to carry on its business in all material respects, as the same is now conducted or contemplated to be conducted, and to own and operate the Properties and any other property material to its business, as now owned and operated or as contemplated to be owned and operated, in each case, without known conflict with or infringement upon any rights of others.  All such trademarks, trade names, copyrights, patents, licenses, franchises, certificates, consents, permits and approvals that are material to the operations of any Obligor are valid and subsisting.

(h) Land Use Litigation.  There are no pending or, to the knowledge of the Issuer, threatened proceedings or actions to revoke, attack, challenge the validity of, rescind or modify in any respect the zoning of any Property, the subdivision of any Land or any Improvements (in each case, as defined in the Security Instrument) or any permits issued prior to the Effective Date with respect thereto, or asserting that any such zoning, subdivision or permits do not permit the operation of any Property for its current use.

(i) Condemnation.  No Obligor has received notice from any Governmental Authority, quasi-governmental body or agency or any other Person with respect to (and no Obligor knows of) any actual or threatened Condemnation with respect to any Property or any portion thereof.

(j) Availability of Utilities.  All utility services necessary and sufficient for each Property, and the operation thereof for its intended purposes, are available at the boundaries of such Property, including, without limitation, rail, water, storm and sanitary sewer facilities, electric and telephone facilities.

(k) Access. All roads, rail spurs and parking facilities necessary for the full utilization of each Property for its intended purpose have been completed.
(l) Leases. There are no Leases affecting any Property, except as set forth in Schedule 2.

(m) No Burdensome Provisions.  No Obligor is a party to any agreement or instrument, or is subject to any charter or other corporate or legislative restriction or any judgment, order, writ, injunction, decree, award, rule or regulation that materially and adversely affects (or could reasonably be expected to materially and adversely affect) the business, operations, properties, assets, prospects or condition, financial or other, of any Obligor or of the ability of any Obligor to perform its obligations under the Note Documents to which it is a party.

(n) Disclosure.  Neither any Note Document (including, for the avoidance of doubt, this Agreement) nor any certificate or other information furnished to the Trustee or any Purchaser in writing by or on behalf of any Obligor in connection with the Transaction contains any untrue statement of a material fact or omits any material fact necessary to make the statements, representations and warranties contained herein or therein, in light of the circumstances under which they were made, not misleading.  To the knowledge of the Issuer, there is no fact that materially and adversely affects (or could reasonably be expected to materially and adversely affect) the business, operations, properties, assets, prospects or financial condition of any Obligor that has not been disclosed to the Initial Purchasers in writing.

(o) ERISA.  The Issuer and each Obligor is acting on its own behalf in connection with the Transaction and, as of the Effective Date, no Obligor is an “employee benefit plan”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code” and  each such plan, a “Plan”), no assets of any Obligor constitute “plan assets” within the meaning of Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA.  The Issuer shall not (and shall not permit any PropCo to) be reconstituted as a Plan or as an entity whose assets constitute “plan assets”. Neither the Issuer nor any Obligor, maintains, contributes to, or has any liability with respect to, nor will any such entities incur any liabilities with respect to, a pension plan subject to Title IV of ERISA or Section 412 of the Code.

(p) PropCos’ Businesses.  The sole business of each PropCo is the ownership and operation of a biorefinery plant that processes corn to produce various products, including ethanol and other co-products with respect thereto.

(q) Tax Liability.  The Issuer has filed (and caused each PropCo to file) all tax returns that are required to be filed and has paid all taxes that have become due pursuant to such returns and all other Taxes and Other Charges applicable to the Issuer or such PropCo (as applicable) prior to delinquency.  In the opinion of the Issuer, all tax liabilities of each Obligor were adequately provided for as of December 31, 2020, and are now so provided for on the books of the Issuer or such Obligor (as applicable).

(r) Separate Tax Lot; No Flood Zone.  Each Property is taxed and billed separately from all real property that is not subject to the applicable Security Instrument with respect to such Property, and no part of any Property is located within a special flood hazard area.

(s) Foreign Investment.  Each Obligor and each Person holding any direct or indirect beneficial or ownership interest in any Obligor, has complied with all filing and reporting requirements under the International Investment and Trade in Services Survey Act, the Agricultural Foreign Investment Disclosure Act of 1978, the Foreign Investments in Real Property Tax Act of 1980, and all amendments of (and regulations promulgated pursuant to) any of the foregoing.

(t) Office of Foreign Asset Control.  Neither any Obligor nor any stockholder, member or manager of any Obligor is, and no legal or beneficial interest in a stockholder, member or manager of any Obligor is or shall be held, directly or indirectly, by Persons appearing on any OFAC list, such that entering into transactions with such a Person would violate OFAC or any other law.

(u) Brokerage Commissions. Any brokerage fees or commissions or other similar compensation due in connection with the Transaction or any of the Note Documents have been paid in full 11 and the Issuer shall (and shall cause each PropCo to) promptly pay any such commissions, fees or other compensation coming due in the future

(v) Insurance.  The Issuer maintains (or causes the applicable PropCo to maintain) each of the Policies and all other insurance required to be obtained and/or maintained pursuant to the Indenture or any of the other Note Documents, and all such Policies and other insurance are in full force and effect in compliance with the applicable terms, conditions and requirements thereof.

(w) Senior Debt.  Subject to the terms and conditions of the Note Documents (including, without limitation, Section 5.1 of the Indenture) the Obligations constitute first-lien senior secured debt of the Issuer and each PropCo.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS
Section 5.1 Securities Representations. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuer as of the Closing Date that:
(a) It is either (i) a Qualified Institutional Buyer, (ii) an Institutional Accredited Investor or (iii) a non-U.S. Person (as such term is defined in Regulation S under the Securities Act);
(b) It is acquiring the Notes for its own account, for investment purposes only and not with a view to any distribution thereof that would not otherwise comply with the Securities Act;

(c) It (i) understands that the Notes have not been registered under the Securities Act and the Notes are being issued by the Issuer in transactions exempt from the registration requirements of the Securities Act and (ii) agrees that all or any part of the Notes may not be offered or sold except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state laws;

(d) It understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Initial Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for resales only in limited amounts;

(e) Except as disclosed to the Obligors, it did not employ any broker or finder in connection with the Transaction and no commissions, fees or other compensation are payable by the Initial Purchasers to any such broker or finder; and

(f) It has been furnished with or has had access to the information it has requested from the Obligors, has sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of having invested in, the Notes.

ARTICLE 6 OTHER COVENANTS

The Issuer covenants and agrees with each Initial Purchaser that, so long as any Note is outstanding:

Section 6.1 Rule 144A. For so long as any of the Notes remain outstanding and constitute “restricted securities” within the meaning of the Securities Act, the Issuer shall make available 12 at its expense, upon request, to any Holder of such Notes, and any prospective purchasers thereof, the information specified in Rule 144A(d)(4) under the Securities Act, unless the Issuer is then subject to Section 13 or 15(d) of the Exchange Act.

Section 6.2 DTC Eligibility. From and after the Closing Date, the Issuer shall (a) take all actions necessary to, upon the issuance thereof and while the same are outstanding, to ensure that the Notes shall be eligible for clearance and settlement through the facilities of DTC, (b) cause the Notes to be evidenced by one or more Notes to be issued in the name of Cede & Co., as nominee for DTC, pursuant to the DTC Agreement and (c) do all other things necessary and appropriate to give effect to the foregoing provisions.

ARTICLE 7 EXPENSES AND INDEMNIFICATION

Section 7.1 Expenses and Taxes. The Issuer agrees (a) to pay or reimburse the Initial Purchasers for all costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Note Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the Transaction is consummated), and the consummation and administration of the Transaction, including the reasonable fees, disbursements and other charges of counsel and (b) to pay or reimburse the Initial Purchasers for all costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Note Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel.  The foregoing costs and expenses shall include all search, filing, recording, title insurance, survey, appraisal, environmental and/or property condition report and zoning report or letter charges and fees and taxes related thereto, and other out-of-pocket costs and expenses incurred by the Purchasers.  All amounts due under this Section 7.1 shall be paid within five (5) days after invoiced or demand therefor; provided, however, that any amounts invoiced at least two (2) Business Days prior to the Closing Date shall be paid on the Closing Date.  If any Obligor fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any other Note Document, such amount may be paid on behalf of such Obligor by any Initial Purchaser, in its sole discretion.

Section 7.2 Indemnification. The Issuer shall indemnify and hold harmless each Purchaser and their respective Affiliates and each Purchaser’s and their respective Affiliates’ partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees, advisors, and other representatives and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), and expenses and disbursements (including the fees, disbursements and other charges of counsel) of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Note Document or any other agreement, letter or instrument delivered in connection with the Transaction or the consummation of the thereof, (b) any Note or the use or proposed use of the proceeds therefrom or (c) any losses, damages and liabilities arising from a litigation, investigation or proceeding in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and whether or not such proceeding is brought by the Issuer or any other Person (all the foregoing, collectively, the “Indemnified Liabilities”); provided,  however, that the Issuer shall not be liable for the payment to any Indemnitee for any portion of such Indemnified Liabilities to the extent that the same is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s own gross negligence or willful misconduct.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through any information transmission systems (including electronic telecommunications) in connection with this Transaction.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.2(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Obligor, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not the Transaction is consummated.

Section 7.3 Survival. The obligations of each of the parties hereto under this Article 7 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.

Section 7.4 Portfolio Interest. The parties hereto acknowledge, understand and agree that any interest being paid under this Agreement (including amounts being treated as original issue discount for U.S. tax purposes) is exempt from U.S. withholding tax pursuant to the portfolio interest exemption as set forth in Code Sections 871(h) and 881(c), provided that the applicable Initial Purchaser satisfies the requirements described in Section 7.5(c).

Section 7.5 Taxes. Except as provided below in this Section 7.5 or as required by law (which, for purposes of this Section 7.5, shall include FATCA), all payments made by any of the Obligors under this Agreement or any of the other Note Documents shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided,  however, that if any Non-Excluded Taxes are required to be withheld by any Obligor from any amounts payable by such Obligor to an Initial Purchaser hereunder or under any other Note Documents, the amounts so payable by such Obligor shall be increased to the extent necessary to yield to such Initial Purchaser (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided,  however, that each Obligor shall be entitled to deduct and withhold, and the Obligors shall not be required to indemnify for, any Non-Excluded Taxes. Whenever any Non-Excluded Taxes are payable by any Obligor, as promptly as possible thereafter, the applicable Initial Purchaser shall send to such Obligor, a certified copy of an original official receipt received by such Obligor as the case may be showing payment thereof. If any Obligor fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority in accordance with applicable law, such Obligor shall indemnify the Initial Purchaser for any incremental taxes, interest or penalties that may become payable by an Initial Purchaser as a result of any such failure. The agreements in this Section 7.5 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

ARTICLE 8 MISCELLANEOUS

Section 8.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via e-mail to the address set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except that if such day is not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

(a) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified in Schedule 1, with copies (which copies shall not constitute notice) to: Milbank LLP, 55 Hudson Yards, New York, NY 10001, Attn: Kevin O’Shea and Casey T. Fleck, or at such other address as any Purchaser or its nominee shall have specified to the Issuer in writing;

(b) if to the Issuer or the Guarantors, to: Green Plains Inc., 1811 Aksarben Drive, Omaha, NE 68106, Email: Patrich.Simpkins@gpreinc.com, with a copy (which copy shall not constitute notice) to: Green Plains Inc., 1811 Aksarben Drive, Omaha, NE 68106, Email: Michelle.Mapes@gpreinc.com, or at such other address as the Issuer shall have specified to the Purchasers in writing.

Section 8.2 Benefit of Agreement and Assignments.

(a) Except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and permitted assigns; provided,  however, that none of the Obligors or Obligors may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Initial Purchasers.

(b) Nothing in this Agreement or in any other Note Document, express or implied, shall give to any Person (other than the parties hereto or thereto, Indemnitees and each of their respective successors and permitted assigns, as applicable) any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 8.3 No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder or under the Notes and no course of dealing between the Issuer and any other party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided herein and in the Notes are cumulative and not exclusive of any rights or remedies that the parties would otherwise have.  No notice to or demand on the Issuer in any case shall entitle the Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto to any other or further action in any circumstances without notice or demand.

Section 8.4 Amendments, Waivers and Consents. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with the written consent of the Issuer and the Initial Purchasers (or, if no Initial Purchaser beneficially owns any Notes and any other Purchaser does beneficially own any Notes, with the written consent of the Issuer and the other Purchasers then beneficially owning at least a majority in aggregate principal amount of the Notes beneficially owned by all Purchasers in the aggregate). No amendment or waiver of this Agreement will extend to or affect any obligation, covenant or agreement not expressly amended or waived or thereby impair any right consequent thereon.

Section 8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 8.6 Reproduction. This Agreement, the other Note Documents and all documents relating hereto and thereto, including: (a) consents and waivers that may hereafter be executed, (b) documents received by the Initial Purchasers on the Closing Date (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed.  Each party hereto agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 8.6 shall not prohibit any party hereto or any holder of the Notes from contesting any such reproduction to the same extent that it could contest the original or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 8.7 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 8.8 Survival of Covenants and Indemnities. All covenants and indemnities set forth herein shall survive the execution and delivery of this Agreement, the issuance of the Notes, and, except as otherwise expressly provided herein with respect to covenants, the payment of principal of the Notes and any other obligations hereunder.

Section 8.9 governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Note Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Note Document shall affect any right that the Trustee or any Purchaser may otherwise have to bring any action or proceeding relating to any Note Document against the Issuer or the other Obligor Parties or their respective properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Note Document in any court referred to in clause (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1.  Nothing in any Note Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.10 Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

Section 8.11 Entirety. This Agreement together with the other Note Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Note Documents or the transactions contemplated herein or therein.

Section 8.12 Survival of Representations and Warranties. All representations and warranties made by the Issuer and the Guarantor herein shall survive the execution and delivery of this Agreement, the issuance, delivery and transfer of all or any portion of the Notes, and the payment of principal of the Notes, and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of the Purchasers.

Section 8.13 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

Section 8.14 Incorporation. All Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.
Section 8.15 Currency. Unless otherwise specified, all dollar amounts referred to in this Agreement are in U.S. Dollars.

Section 8.16 Patriot Act. The Purchasers hereby notify the Issuer that, pursuant to the requirements of the PATRIOT Act, the Purchasers may be required to obtain, verify and record information that identifies the Issuer, the PropCos and the Guarantor, including their respective names and addresses other information that will allow the Purchasers to identify, the Issuer, the PropCos and the Guarantors in accordance with the PATRIOT Act.

Section 8.17 Further Assurances. Each of the parties hereto shall, upon reasonable request of any other party hereto, do, make and execute all such documents, act, matters and things as may be reasonably required in order to give effect to the transactions contemplated hereby.

Section 8.18 No Fiduciary Duties. The Issuer acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction among the Issuer on the one hand, and the Initial Purchasers, on the other, (b) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or any fiduciary of the Issuer, (c) none of the Purchasers has assumed an advisory or fiduciary responsibility in favor of the Issuer with respect to the issuances contemplated hereby or the process leading thereto or (except the obligations expressly set forth in this Agreement) any other obligation to the Issuer and (d) the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate. To the extent permitted by law, the Issuer agrees that it shall not claim that any Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

issuer:
GREEN PLAINS SPE LLC
a Delaware limited liability company

By: Green Plains Inc.,
an Iowa corporation, Sole Member

By:	/s/ Todd Becker
Name:	Todd Becker
Title	President & Chief Executive Officer

guarantor:

GREEN PLAINS INC.,
an Iowa corporation

By:	/s/ Todd Becker
Name:	Todd Becker
Title	President & Chief Executive Officer

Accepted as of the date hereof:

initial PURCHASERs:

BLACKROCK GLOBAL ALLOCATION FUND, INC.

By: BlackRock Advisors, LLC, as Investment Adviser

By:	/s/ Sacha M. Bacro
Name:	Sacha M. Bacro
Title	Managing Director

BLACKROCK GLOBAL ALLOCATION COLLECTIVE FUND

By: BlackRock Institutional Trust Company, NA, not in its individual capacity but as Trustee of the Global Allocation Collective Fund

By:	/s/ Sacha M. Bacro
Name:	Sacha M. Bacro
Title	Managing Director

STRATEGIC INCOME OPPORTUNITIES BOND FUND
By: BlackRock Institutional Trust Company, NA, not in its individual capacity but as Trustee of the Strategic Income Opportunities Bond Fund

By:	/s/ Sacha M. Bacro
Name:	Sacha M. Bacro
Title	Managing Director

BLACKROCK TOTAL RETURN BOND FUND
By: BlackRock Institutional Trust Company, NA, not in its individual capacity but as Trustee of the BlackRock Total Return Bond Fund.

By:	/s/ Sacha M. Bacro
Name:	Sacha M. Bacro
Title	Managing Director